Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Covidien Ltd. on Form S-8 of our report dated January 16, 2007, relating to the financial statements of Covidien Ltd. (formerly Tyco Healthcare Ltd.) as of September 29, 2006 and September 30, 2005, and for each of the three years in the period ended September 29, 2006, appearing in Amendment No. 4 to Registration Statement No. 001-33259 on Form 10 of Covidien Ltd.

 /s/  DELOITTE & TOUCHE LLP
Dallas, Texas
July 2, 2007